Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Wilson W. Cheung
Chief Financial Officer
(510) 683-5900

AXT Settles with Sumitomo Electric Industries, Ltd. on Global Intellectual Property Cross-Licensing Agreement

FREMONT, Calif., December 1, 2004 - AXT, Inc. (Nasdaq: AXTI), a leading manufacturer of compound semiconductor substrates, today announced that it has reached a final settlement of its litigation with Sumitomo Electric Industries, Ltd. (SEI), which includes a global intellectual property cross-licensing agreement.  AXT recorded a charge of approximately $1.4 million in the quarter ended September 30, 2004 in connection with this settlement.  The agreement requires that payment of this amount be made in early January, 2005 and the litigation in Japan to be withdrawn shortly thereafter.

About AXT, Inc.

AXT is a leading producer of high-performance compound semiconductor substrates for the fiber optics and communications industries. The company’s proprietary Vertical Gradient Freeze (VGF) crystal growth technology produces low-defect, semi-insulating and semi-conducting gallium arsenide, indium phosphide and germanium wafers. For more information, see AXT’s website at http://www.axt.com. The Company can also be reached at 4281 Technology Drive, Fremont, California 94538 or by calling (510) 683-5900. AXT is traded on the Nasdaq National Market under the symbol AXTI.

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